EXHIBIT 99

Section 2: EX-99 (PRESS RELEASE)

FOR RELEASE 8:30 a.m. April 25, 2006

BOTETOURT BANKSHARES, Inc.

19747 Main Street

Buchanan, Virginia 24066

For Further Information Contact:

Michelle A. Alexander, Chief Financial Officer

(540) 591-5013

BOTETOURT BANKSHARES, INC ANNOUNCES RECORD EARNINGS

BUCHANAN, VIRGINIA. April 25, 2006 — Buchanan-based Botetourt Bankshares, Inc. announced today its consolidated financial results for the quarter ending March 31, 2006. Net income for the first quarter amounted to $878,140 which is the highest quarterly income in the history of the company. This amount compares to $751,082 for the same period last year, representing an increase of $127,058 or 16.92%. Both basic and diluted earnings per share increased $0.10 from $0.61 at March 31, 2005 to $0.71 at March 31, 2006.

At March 31, 2006 total assets amounted to $247,819,369, total deposits were $224,144,834, total loans stood at $187,794,906 and total shareholders’ equity was $22,412,575.

H. Watts Steger, Chairman and Chief Executive Officer of Botetourt Bankshares, Inc., “We are pleased to report continuing strong earnings in the first quarter ending March 31, 2006, following two consecutive years of record annual earnings. The company’s ongoing performance is gratifying. The continued positive earnings trend for 2006 is reflective of steady loan demand, a lower provision for loan and lease losses, and a result of the positive impact of the Federal Open Market Committee’s monetary policy actions.”

Botetourt Bankshares, Inc. is the holding company for Bank of Botetourt, which was chartered in 1899. Bank of Botetourt operates eight full service offices in Botetourt, Rockbridge, and Roanoke counties.

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially including, without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Botetourt Bankshares, Inc.’s recent filings with the Securities and Exchange Commission, included but not limited to its Annual Report on Form 10-KSB and its other periodic reports.

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Botetourt Bankshares, Inc.

Consolidated Balance Sheets

March 31, 2006 and December 31, 2005

	(Unaudited) March 31, 2006	(Audited) December 31, 2005
Assets
Cash and due from banks	$6,286,667	$8,985,579
Interest-bearing deposits with banks	247,876	291,648
Federal funds sold	13,187,000	6,752,000
Investment securities available for sale	29,004,471	27,940,163
Investment securities held to maturity	1,639,800	1,809,776
Restricted equity securities	524,600	474,000
Loans, net of allowance for loan losses of $2,290,668 at March 31, 2006 and $2,271,074 at December 31, 2005	187,794,906	183,352,611
Property and equipment, net	5,714,121	5,784,284
Accrued income	1,369,047	1,222,811
Foreclosed assets	80,000	—
Other assets	1,970,881	1,920,863

Total assets	$247,819,369	$238,533,735

Liabilities and stockholders’ equity
Liabilities
Noninterest-bearing deposits	$33,553,018	$31,365,352
Interest-bearing deposits	190,591,816	184,477,729

Total deposits	224,144,834	215,843,081
Federal funds purchased	—
Accrued interest payable	588,643	548,317
Other liabilities	673,317	407,292

Total liabilities	225,406,794	216,798,690

Commitments and contingencies		—
Stockholders’ equity
Common stock, $1.00 par value, 2,500,000 shares authorized, 1,240,521 issued and outstanding at March 31, 2006 and 1,240,121 issued and outstanding at December 31, 2005	1,240,521	1,240,121
Additional paid-in capital	1,518,151	1,510,751
Retained earnings	19,615,217	18,960,299
Accumulated other comprehensive income (loss)	38,686	23,874

Total stockholders’ equity	22,412,575	21,735,045

Total liabilities and stockholders’ equity	$247,819,369	$238,533,735

Botetourt Bankshares, Inc.

Consolidated Statements of Income

For Three Months Ended March 31, 2006 and 2005 (unaudited)

	Three Months Ended March 31,
	2006 (Unaudited)	2005 (Unaudited)
Interest income
Loans and fees on loans	$3,661,479	$3,068,824
Federal funds sold	108,878	4,365
Investment securities:
Taxable	187,081	130,604
Exempt from federal income tax	92,798	95,315
Dividend Income	9,228	7,530
Deposits with banks	2,011	1,100

Total interest income	4,061,475	3,307,738

Interest expense
Deposits	1,329,385	870,807
Federal funds purchased	—	16,332

Total interest expense	1,329,385	887,139

Net interest income	2,732,090	2,420,599
Provision for loan losses	75,000	125,000

Net interest income after provision	2,657,090	2,295,599

Non-interest income
Service charges on deposit accounts	131,439	138,212
Net realized gains (losses) on sales of securities	—	7,198
Other income	241,894	267,802

Total non-interest income	373,333	413,212

Non-interest expense
Salaries and employee benefits	1,088,447	931,629
Occupancy and equipment expense	208,385	204,483
Other expense	474,419	505,519

Total non-interest expense	1,771,251	1,641,631

Income before income taxes	1,259,172	1,067,180
Income tax expense	381,032	316,098

Net income	$878,140	$751,082

Basic earnings per share	$0.71	$0.61

Diluted earnings per share	$0.71	$0.61

Basic weighted average shares outstanding	1,240,197	1,235,367

Diluted average shares outstanding	1,242,339	1,236,200